EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of LSB Financial Corp. (the “Registrant”) that the Quarterly Report of the Registrant of Form 10-Q for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	November 14, 2005	/s/ Randolph F. Williams
Randolph F. Williams
President and Chief Executive Officer

Date:	November 14, 2005	/s/ Mary Jo David
Mary Jo David
Vice President and Chief Financial Officer